UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) May 17, 2013

TELLABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9692	36-3831568
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Tellabs Center 1415 W. Diehl Road Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 798-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2013, Tellabs, Inc. (the “Company”) announced that Andrew B. Szafran, Executive Vice President and Chief Financial Officer (CFO), has resigned from the Company for personal reasons, unrelated to the Company’s operations, financial reporting or business outlook.

Thomas P. Minichiello, Tellabs Vice President of Finance and Chief Accounting Officer, will serve as acting CFO. Mr. Minichiello, 54, previously served as acting CFO from December 2011 through April 2012. Mr. Minichiello has been Tellabs’ Vice President of Finance and Chief Accounting Officer since August 2007. From 2004 to August 2007, Mr. Minichiello served as Vice President, Financial Operations. Previously, Mr. Minichiello held the positions of Vice President of Finance for Global Sales and Service, Vice President of Finance for North America, and Director of Finance for the Company’s global product divisions and North American sales and marketing functions. Mr. Minichiello joined Tellabs in 2001 as Controller for optical networking products group. Mr. Minichiello holds a M.B.A. from DePaul University, a M.S. in Accounting from the University of Hartford, and a B.A. in Economics from Villanova University. Mr. Minichiello is a Certified Public Accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELLABS, INC. (Registrant)

/s/ James M. Sheehan
James M. Sheehan Executive Vice President, General Counsel and Chief Administrative Officer

May 22, 2013

(Date)